Exhibit 99.1

So Act® Network Announces Agreement with William Shatner for Celebrity and Expert Endorsement Program

On 7:00 am EDT, Monday January 25, 2010

HOUSTON, Texas--(GLOBE NEWSWIRE) -- So Act® Network, Inc. (OTCBB:SOAN) announced today that it has signed Film and TV star William Shatner to participate in the Company’s Celebrity and Expert Endorsement Program.

"William Shatner is a tremendous addition to our endorsement program and we are thrilled to have him on board. He’s done so much good in the world and that embodies our Company’s mission to build a better planet,” said Greg Halpern, So Act President. “He has a proven track record of adding value to public enterprise due to his long term success with Priceline.com."

“In the midst of all the gloom, here is a ray of hope. It’s called So Act,” said William Shatner. As a good will gesture, Mr. Shatner has done a one minute video interview available on-line about the importance of So Act and its mission of building a better world. He is one of the first celebrities in Hollywood to recognize the importance of the Internet.

The Company has signed a great diversity of celebrity endorsements young and old involved in Film, Television, Music, Fitness and Professional areas such as medicine, health, broadcasting, motivation and philanthropy. Each endorsement comes with a two-year agreement with the Company to feature the celebrity’s photo, background and positive quote at SoAct.Net highlighting specific benefits about the emerging network. As an additional element of each endorsement, participants in this program will post the So Act logo (linking back to SoAct.Net) from their other social network home pages such as Facebook, MySpace and Twitter that say, ‘I love So Act’. The purpose of this is to make the audiences of these popular figures aware of So Act and its goal of improving our world.

About William Shatner
William Shatner has cultivated a career spanning over 50 years as an award-winning actor, director, producer, writer, recording artist, and horseman.  He is major Hollywood philanthropist and one of pop culture’s most recognizable figures. Born in Montreal, Shatner developed an early interest in acting and started working professionally at the Canadian Broadcasting Company (CBC) before he reached his teens. He wrote plays for the CBC before moving to New York and was a part of television’s Golden Age, working on programs such as Playhouse 90 and Studio One.  He made his film debut in 1957’s The Brothers Karamazov, followed by Judgment at Nuremburg and The Intruder.  During the same period, he starred on Broadway in The World of Suzie Wong and A Shot in the Dark.

He has since guest starred in several hundred television programs including classics such as The Twilight Zone, Alfred Hitchcock Presents and Mission: Impossible.  He also recurred on other staples including 77 Sunset Strip and Dr. Kildare before garnering an Emmy nomination for his appearances in 3rd Rock from the Sun. In 1966, Shatner originated the role of “Captain James T. Kirk” in the television series Star Trek, which rocketed to fame — but only after the show was cancelled and then later re-launched in syndication.  The series spawned a feature film franchise in which Shatner reprised the role of Captain Kirk in seven of the Star Trek motion pictures.  He has since appeared in other movies such as Airplane II: The Sequel, Loaded Weapon 1, Showtime and both installments of the Miss Congeniality franchise. Shatner played the title role in the network series T.J. Hooker before hosting television’s first reality-based series, Rescue 911, for six seasons. In September 2004, Shatner won an Emmy for his recurring role as eccentric lawyer “Denny Crane” on The Practice, the David E. Kelley-created legal drama that finished its run in 2004.  Shatner then reprised the role – this time as a series regular – on the hit program Boston Legal.  As a result, he won his first Golden Globe in January 2005 and another Emmy that September.  He has since earned four more Emmy nominations, a second Golden Globe nod as well as two SAG Award nominations.

Shatner's Raw Nerve, currently airing on BIO, is his own edgy, celebrity interview series. Each episode showcases Shatner getting to know his guest on an intensely personal level, touching upon subjects not normally visited on other talk shows.  Guests including Rush Limbaugh, Valerie Bertinelli, Tim Allen, Gene Simmons, Jenna Jameson, Jimmy Kimmel, and Kelsey Grammer have discussed topics such as addiction, grief, childhood, marriage, combat and parenthood.

He made his feature film directorial debut in 1989 with Star Trek V: The Final Frontier (in which he also starred and helped conceive the story).  Since then, he has directed several other features, television movies, and series.

One of the first celebrities in Hollywood to recognize the importance of the Internet, Shatner has served as the spokesman for Priceline.com (NASDAQ: PCLN) for over 10 years.  His enduring appeal has proven to be an integral part of the company’s ad campaigns and brand marketing program.

His love of music inspired him to record the critically acclaimed album Has Been.  The Milwaukee Ballet performed “Common People,” a dance presentation set to several numbers from the record; the event and its preparations are featured the new documentary Gonzo Ballet, which has been playing to sold out houses at film festivals worldwide.  It won Best Documentary at the Marbella Film Festival in October 2009.

Off the screen and broadcast waves, Shatner has authored nearly 30 best-sellers in both the fiction and non-fiction genres.  His newest book is his autobiography, Up Till Now, a New York Times best-seller. A new comic book series – William Shatner Presents – debuted in summer 2009.  The series is based on three novels of Shatner’s: Tek War, Man O’ War, and Quest for Tomorrow, along with a brand new title: Chimera.

Shatner has been successful in another career — horse breeding.  A longtime dedicated breeder of American Quarter horses, he has had smashing success with the American Saddlebred, developing and riding world champions and winning numerous world championships in several equine events. His passions for horses and philanthropy were united when he started the Hollywood Charity Horse Show. The annual event benefits Los Angeles-based children’s charities.  On an international level, he and his wife have started the William & Elizabeth Shatner Therapeutic Riding Consortium Endowment for Israel, a special venture designed to benefit Bedouin, Palestinian, Jordanian, and Israeli children so that, in addition to healing, there will be an effort to bring war-torn children together and start the first steps towards a lasting peace. Shatner continues to act, write, produce and direct while still making time to work with charities and further his passion in equestrian sports.  He and his wife and three married children live in Los Angeles.

About So Act® Network, Inc.
Social Media expert Jon Hansen called So Act "The 60 minutes of Social Networks, where you engage, mobilize and empower people into action." Whatever the mission, cause, product, service, program, cure, or solution, So Act can help you expand your sphere of influence and crystallize forward thinking into positive action on a larger scale, while harmoniously merging economic and socially conscious goals.

So Act's innovative technologies provide a global social network where its members are able to build Communities of Purpose, and accomplish and promote all of their important goals without being subjected to spam or ads, and without having personal information used by marketers. So Act’s cutting edge communication platform improves on the social networking theme by providing businesses and individuals with project building tools, alerting, and secured network file sharing and previewing, all in a personalized, private, format that crosses  global boundaries to connect like-minded individuals, while allowing an unlimited number of members to simultaneously participate in small, or large, online meetings. So Act includes a “top 10” filtered results ad-free web search engine, and its press club allows members to share their important news with their followers and the media. While membership is free, several features to expand network size and capability for those with greater needs are available for $1, $2 and $5 monthly fees. So Act also provides partnership and profit-sharing opportunities for individuals and companies seeking to gain a meaningful foothold in the Social Networking space. For more information, and to join free visit www.SoAct.Net.

FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements that involve risks and uncertainties. These statements may include statements regarding stock-based compensation charges and our plans to invest in our core business and make significant capital expenditures. Actual results may differ materially from the results predicted and reported results should not be considered as an indication of future performance. The potential risks and uncertainties that could cause actual results to differ from the results predicted include, among others, unforeseen changes in our hiring patterns and our need to expend capital to accommodate the growth of the business, as well as those risks and uncertainties included under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations," in our Annual Report on Form 10-K for the year ended December 31, 2008, which is on file with the SEC and is available on our investor relations website at SoAct.Net and on the SEC website at www.sec.gov. Additional information is also set forth in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2009, which is also on file with the SEC. All information provided in this release is as of January 2010 and So Act Network undertakes no duty to update this information. So Act is a registered trademark of So Act Network, Inc. All other company and product names may be trademarks of the respective companies with which they are associated.

Source:	So Act Network, Inc.	Investor Relations Contact:
Contact:	Greg Halpern	Steven Marcus
	Greg@SoAct.Net	DME Capital LLC
	210-401-7667	917-648-0663